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                                                                  EXHIBIT 4.4





                          SIZZLER INTERNATIONAL, INC.

                  Non-Employee Director Stock Option Agreement


               This Non-Employee Director Stock Option Agreement ("Agreement") is made as of the ___ day of ___________, 199_, by and between Sizzler International, Inc., a Delaware corporation (the "Company") and
___________________________________ (the "Option Holder").

                                    RECITALS

               Whereas, the Board of Directors of the Company has adopted, and the stockholders of the Company have approved the Sizzler International, Inc. Stock Option Plan for Non-Employee Directors (the "Plan").

               Whereas, the Plan provides for the grant of stock options to the Non-Employee Directors of the Company.

               NOW, THEREFORE, the Company grants to Option Holder an Option, as such term is used in the Plan, to purchase 2,000 shares of the Company's Common Stock, $.01 par value, at an option exercise price of $_______ per share (which is the closing price of shares of the Company's Common Stock on the New York Stock Exchange on the date hereof), and the Option Holder hereby confirms acceptance of such option, which is expressly subject to the following terms and conditions:

               1. Term. The specified term of this Option shall be a period of 10 years, commencing on the date of this Option.

               2.  Exercisability.  This Option shall become exercisable on
_____________________.

               All purchases of shares under this Option must be made before _______________, 200_.

               3. Method of Exercise. This Option may be exercised only by the Option Holder or his transferees by will or the laws of descent and distribution. This Option may be exercised during its term by written notice thereof signed and delivered by the Option Holder (or permitted transferee) to the Secretary of the Company at its office in the City of Los Angeles, State of California. Such notice shall state the number of shares being purchased and shall be accompanied by
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the option exercise price for such shares in full in cash or by check.

               4. Nontransferability. The Option Holder may not transfer this Option other than by will or by the laws of descent and distribution. Except as provided herein, this Option shall not be sold, transferred, assigned, conveyed, gifted, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.

               5. Termination of Status as Director. Except as provided below, if the Option Holder ceases to be a Director of the Company within the term of this Option for any reason other than death or disability and the Option Holder shall not have then purchased all of the shares represented by this Option, he shall thereafter have the right to exercise this Option only for the number of shares to which he was entitled under this Option on the date he ceases to be a Director, and such right shall lapse and this Option shall terminate six (6) months after said termination date or upon the expiration of the specified term of this Option, whichever date is sooner. Notwithstanding the above, the Board of Directors of the Company may terminate this Option in all respects effective upon the termination of the Option Holder's status as a Director if the Board of Directors makes a determination that the termination was the result of (i) refusal to perform his or her duties, (ii) gross or willful misconduct that is materially harmful to the Company or
(iii) conviction of a crime of moral turpitude or a felony involving personal dishonesty, and any such determination shall automatically be deemed made retroactive to the date Option Holder ceases to be a Director.

               6. (a) Death or Disability of Option Holder. If the Option Holder ceases to be a Director of the Company or any of its subsidiaries and without having fully exercised this Option, (1) in the case of death, the executors or administrators of his estate shall have the right to exercise this Option only for the number of shares to which the Option Holder was entitled to exercise this Option on the date of his death, and such right shall lapse and this Option shall terminate six (6) months after the date of Option Holder's death or upon the expiration of the specified term of this Option, whichever date is sooner, or (2) in the case of disability, the Option Holder shall have the right to exercise this Option only for the number of shares to which the Option Holder was entitled to exercise this Option on the date of his cessation of employment due to disability and such right shall lapse and this Option shall terminate six (6) months after the date the Option Holder ceases to be a Director due to




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disability or upon the expiration of the specified term of this Option, whichever date is sooner.

               7. Termination. Notwithstanding anything to the contrary set forth in this Agreement, this Option shall terminate upon the first to occur of the following:

                    (a)  the dissolution or liquidation of the Company;

                    (b) a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Option are exchanged for or converted into cash, property and/or securities not issued by the Company, which reorganization, merger or consolidation shall have been affirmatively recommended to the stockholders of the Company by the Board; or

                    (c) a sale of substantially all of the property and assets of the Company.

               8. Requirements of Law and of Stock Exchanges. The issuance of shares upon the exercise of this Option shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of such shares. In addition, the Company shall not be required to issue or deliver any certificate or certificates for such purchase upon exercise of this Option prior to the admission of such shares to listing on notice of issuance on the New York Stock Exchange or any other stock exchange on which shares of the Company's Common Stock are then listed.

               By accepting this Option, the Option Holder represents and agrees for himself and his permitted transferees that unless a registration statement under the Securities Act of 1933 is in effect as to shares purchased upon any exercise of this Option, any and all shares so purchased shall be acquired for investment and not for sale or for distribution, and any notice of the exercise of any portion of this Option delivered to the Company pursuant to paragraph 3 hereof shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for investment and not for sale or distribution.

               9. Notices. Any notice to be given to the Company shall be personally delivered to or addressed to the Secretary of the Company, at its principal office, and any notice to be given to the Option Holder shall be addressed to him at the address given beneath his signature hereto, or at such other address as the Option Holder may hereafter designate in writing to the Company. Any notice to the Company is deemed



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given when received by the Company. Any notice to the Option Holder is deemed given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited, postage and registration or certification fee prepaid, in a post office or branch post office regularly maintained by the United States.

               10. Payment of Income Taxes. If the Company is required to withhold an amount on account of any federal, state of local tax (including, without limitation, any income, FICA, disability insurance, or employment tax) imposed as a result of the exercise of this Option, the Option Holder shall, concurrently with such withholding, pay such amount to the Company in full in cash or by check.

               11. Stock Option Plan. This Option is subject to all of the terms and conditions of the Company's Stock Option Plan for Non-Employee Directors as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall, without the Option Holder's consent, adversely affect the Option Holder's rights under this Option. The interpretation and construction by the Company's Board of Directors of the Plan, this Agreement, the Option, and such rules and regulations as may be adopted by the Company's Board of Directors for the purpose of administering the Plan, shall be final and binding upon the Option Holder. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

               12. Stockholder Rights. No person or entity shall be entitled to vote, receive dividends, or be deemed for any purpose the holder of any Common Stock purchasable hereunder until this Option shall have been duly exercised to purchase such Common Stock in accordance with the provisions of this Agreement.

               13. Governing Law. This Agreement and the Option granted hereunder shall be construed and enforced in accordance with the laws of the State of Delaware (except to the extent preempted by federal law).



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               IN WITNESS WHEREOF, the Company has granted and issued this
Option, at Los Angeles, California, on the day and year first above written.


SIZZLER INTERNATIONAL, INC.


By:
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                                          ACCEPTED:


                                          ------------------------------------
                                          Option Holder


                                          ------------------------------------
                                          Social Security Number


                                          ------------------------------------
                                          Address


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